SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)February 21, 2002



                      THE YORK WATER COMPANY
      (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690               23-1242500
(State or other jurisdiction   (Commission       (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601




  (Former name or former address, if changed since last report.)


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                      THE YORK WATER COMPANY

                             FORM 8-K


ITEM 5.  OTHER EVENTS



                   YORK WATER COMPANY ANNOUNCES
                     RECORD EARNINGS FOR 2001
                  AND A TWO-FOR-ONE STOCK SPLIT



     York, Pennsylvania, February 21, 2002: The York Water Company's (Nasdaq: YORW) President, William T. Morris, announced today that the Company has achieved record operating revenues and net income for the year 2001. This is the Company's sixth consecutive year of record operating revenues and net income. Improved revenues and net income are attributed to customer growth and rate increases which became effective September 1, 2001.

     President Morris reported that the operating revenues of $19,402,542 were up 5.0% and that net income of $4,006,067 increased 6.6% compared to 2000.

     President Morris also announced that its Board of Directors had unanimously approved a two-for-one split of the Company's stock, subject to approval by the Pennsylvania Public Utility Commission (PPUC). The record date for the stock split will be determined after the PPUC acts on the Company's application.

                            SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       The York Water Company
                                             (Registrant)


Dated:  February 21, 2002         By:
                                      (Jeffrey S. Osman)
                                       Vice President-Finance